AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 2004
REGISTRATION NO. 333-120073

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM S-8
POST-EFFECTIVE AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNATIONAL SPORTS AND MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

88-0350156
(I.R.S. Employer Identification No.)

11301 Olympic Blvd., Suite 680, Los Angeles, CA 90064
(Address of Principal Executive Offices, and Zip Code)

INTERNATIONAL SPORTS AND MEDIA GROUP, INC. 2004 NON-QUALIFIED STOCK & STOCK OPTION PLAN;
EMPLOYMENT AGREEMENT WITH GORDON F. LEE; EMPLOYMENT AGREEMENT WITH YAN SKWARA
(Full title of plan)

Rite, Inc.
1905 South Eastern Avenue
Las Vegas, NV 89104
(Name and address of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price Per Share	Amount of Registration Fee
COMMON; $.001 PAR VALUE	30,000,000	.02(1)	$600,000	$76.02*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.
*Previously paid

PART I. INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1. Plan Information

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This prospectus relates to the offer and sale by International Sports and Media Group, Inc., a Nevada corporation, of shares of this $0.001 par value per share common stock to certain employees, officers, directors and consultants (the "Consultants") pursuant to consulting agreements and the International Sports and Media Group, Inc. 2004 Non-Qualified Stock and Stock Option Plan (the "Stock Plan"). Pursuant to the Stock Plan and the consulting agreements, in payment for services rendered, the company is registering hereunder and then issuing, upon receipt of adequate consideration therefore, to the consultants and persons covered by the consulting agreements and Stock Plan, 30,000,000 shares of common stock.

The Company

International Sports and Media Group, Inc. has its principal executive offices at 11301 Olympic Boulevard, Suite 680, Los Angeles, CA 90064, where its telephone number is (310) 445-2599.

Purpose

International Sports and Media Group, Inc. will issue common stock to certain consultants pursuant to their consulting agreements and the Stock Plan, which have been approved by the Board of Directors of International Sports and Media Group, Inc. The Stock Plan is intended to provide a method whereby International Sports and Media Group, Inc. may be stimulated by the personal involvement of the consultants in International Sports and Media Group, Inc.'s future prosperity, thereby advancing the interests of International Sports and Media Group, Inc., and all of its shareholders. Copies of the Stock Plan and certain consulting agreements have been filed as an exhibit to this registration statement.

Common Stock

The Board has authorized the issuance of up to 30,000,000 shares of the common stock to the consultants upon effectiveness of this registration statement.

The Consultants

The consultants have agreed to provide their expertise and advice to International Sports and Media Group, Inc. for the purposes set forth in the consulting agreements.

No Restrictions on Transfer

The consultants will become the record and beneficial owners of the shares of common stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the common stock.

Tax Treatment to the Consultants

The common stock is not qualified under Section 401(a) of the Internal Revenue Code. The consultants, therefore, will be required for federal income tax purposes to recognize compensation during the taxable year of issuance unless the shares are subject to a substantial risk of forfeiture. Accordingly, absent a specific contractual provision to the contrary, the consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed compensation for federal income tax purposes. The consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate," Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

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The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be a tax deductible expense by International Sports and Media Group, Inc. for federal income tax purposes in the taxable year of International Sports and Media Group, Inc. during which the recipient recognizes income.

Restrictions on Resales

In the event that an affiliate of International Sports and Media Group, Inc. acquires shares of common stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of common stock in the six months preceding or following the receipt of shares hereunder, any so called "profit," as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to International Sports and Media Group, Inc. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The company has agreed that for the purpose of any "profit" computation under 16(b), the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

Item 2. Registrant Information & Employee Plan Annual Information

International Sports and Media Group, Inc. will provide to participants without charge, upon written or oral request, the documents incorporated by reference in Item 3 of Part II of this registration statement. These documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to employees pursuant to Rule 428(b) are available without charge, upon written or oral request. This request should be directed to International Sports and Media Group, Inc. at 11301 Olympic Blvd., Suite 680, Los Angeles, CA 90064, where its telephone number is (310) 445-2599.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange Commission (the "Commission") by International Sports and Media Group, Inc., a Nevada corporation (the "Company"), are incorporated herein by reference:

(a) The Company's latest Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission;
(b) The reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended December 31, 2003;
(c) The description of the Company's common stock contained in its Form 10-SB filed September 30, 1999 (File No. 00027487), including any amendment or report filed for the purpose of updating such description.
(d) All other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

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Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel

Weed & Co. LLP has rendered an opinion on the validity of the securities being registered. Mr. Richard O. Weed, managing partner of Weed & Co. LLP, owns 4,000,000 shares of the company's common stock and an option to purchase 2,000,000 shares of the company's common stock at an exercise price of $.05 per share. These options expire December 31, 2010.

Item 6. Indemnification of Directors and Officers.

The company's officers and directors are indemnified as provided by the Nevada Revised Statutes and the company's bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation, the Bylaws or by Agreement. The Articles of Incorporation do not specifically limit the directors' liability; however the Bylaws specify the extent and nature of any liability of directors, as detailed below. There are currently no agreements in effect, which would limit such liability. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

International Sports and Media Group, Inc.'s bylaws provide that the company will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that International Sports and Media Group shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in International Sports and Media Group's sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

The company's bylaws provide that the company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

The company's bylaws provide that no advance shall be made by it to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of International Sports and Media Group.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as Exhibits to this Registration Statement:

5 -- Opinion of Weed & Co. LLP

10.1 -- 2004 Non-Qualified Stock & Stock Option Plan
10.2 -- Employment Agreement with Gordon F. Lee
10.3 -- Employment Agreement with Yan Skwara
23.1 -- Consent of Weed & Co. LLP (included in Exhibit 5)

23.2 - Consent of HJ Associates & Consultants LLP

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California, on December 17, 2004.

INTERNATIONAL SPORTS AND MEDIA GROUP, INC. (Registrant)

By:/s/ Yan Skwara
Yan Skwara
President, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/Gordon F. Lee Gordon F. Lee	Chief Executive Officer & Chairman	December 17, 2004

/s/Yan Skwara Yan Skwara	President, Chief Financial Officer (Controller)	December 17, 2004

/s/Lonn Paul Lonn Paul	Secretary, Director	December 17, 2004

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5 -- Opinion of Weed & Co. LLP

WEED & CO. LLP
4695 MACARTHUR COURT, SUITE 1430, NEWPORT BEACH, CALIFORNIA 92660-2164
TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

December 15, 2004

Board of Directors
International Sports and Media Group, Inc.
11301 Olympic Boulevard, Suite 680
Los Angeles, CA 90064

Re: Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

You have requested our opinion with respect to certain matters in connection with International Sports and Media Group, Inc.'s (the "Company") filing of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 30,000,000 shares of the Company's common stock, $.001 par value (the "Shares"), pursuant to the 2004 Non-Qualified Stock & Stock Option Plan (the "Stock Plan") and certain consulting agreements (the "Consulting Agreements").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deemed necessary for the basis of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Plan, the Consulting Agreements and the Registration Statement and related prospectus, will be legally issued, fully paid and non-assessable.

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours, /s/ Weed & Co. LLP Weed & Co. LLP

10.1 -- 2004 Non-Qualified Stock & Stock Option Plan

2004 NON-QUALIFIED STOCK & STOCK OPTION PLAN

1. Purpose of Plan

1.1 This 2004 NON-QUALIFIED STOCK & STOCK OPTION PLAN (the "Plan") of International Sports and Media Group, Inc, a Nevada corporation (the "Company") for employees, officers, directors, consultants and other persons associated with the Company, is intended to advance the best interests of the Company by providing those persons who have a substantial responsibility for its management and growth with additional incentive and by increasing their proprietary interest in the success of the Company, thereby encouraging them to maintain their relationships with the Company. Further, the availability and offering of stock options and common stock under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

2. Definitions

2.1 For Plan purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

"Board" shall mean the Board of Directors of the Company.

"Committee" shall mean the Compensation Committee, or such other committee appointed by the Board, which shall be designated by the Board to administer the Plan, or the Board if no committees have been established. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall be a disinterested person with the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

"Common Shares" shall mean the Company's Common Shares, $.001 par value per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

"Company" shall mean International Sports and Media Group, Inc., a Nevada corporation, and any parent or subsidiary corporation of International Sports and Media Group, Inc., as such terms are defined in Sections 425(e) and 425(f), respectively, of the Code.

"Fair Market Value" shall mean, with respect to the date a given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares, as reported by such responsible reporting service as the Committee may select, or if there were not transactions in the Common Shares on such day, then the last preceding day on which transactions took place. The above withstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

"Optionee" shall mean an employee of the company who has been granted one or more Stock Options under the Plan.

"Common Stock" shall mean shares of common stock which are issued by the Company pursuant to Section 5, below.

"Common Stockholder" means the employee of, consultant to, or director of the Company or other person to whom shares of Common Stock are issued pursuant to this Plan.

"Common Stock Agreement" means an agreement executed by a Common Stockholder and the Company as contemplated by Section 5, below, which imposes on the shares of Common Stock held by the Common Stockholder such restrictions as the Board or Committee deem appropriate.

"Stock Option" or "Non-Qualified Stock Option" or "NQSO" shall mean a stock option granted pursuant to the terms of the Plan.

"Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.

3. Administration of the Plan

3.1 The Committee shall administer the Plan and accordingly, it shall have full power to grant Stock Options and Common Stock, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2 The determination of those eligible to receive Stock Options and Common Stock, and the amount, type and timing of each grant and the terms and conditions of the respective stock option agreements and Common stock agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3.3 The Committee may cancel any Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company, as set forth more fully in paragraph 8 of Article 11 of the Plan.

3.4 The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any granted Stock Option, in the manner and to the extent it shall deem necessary to carry it into effect.

3.5 Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

3.6 Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.7 No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

3.8 The Company, through its management, shall supply full and timely information to the Committee on all matters relating to the eligibility of Optionees, their duties and performance, and current information on any Optionee's death, retirement, disability or other termination of association with the Company, and such other pertinent information as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties hereunder.

4. Shares Subject to the Plan

4.1 The total number of shares of the Company available for grants of Stock Options and Common Stock under the Plan shall be 15,000,000 Common Shares, subject to adjustment in accordance with Article 7 of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company.

4.2 If a Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such NQSO shall be available for future grants of Stock Options.

5. Award Of Common Stock

5.1 The Board or Committee from time to time, in its absolute discretion, may (a) award Common Stock to employees of, consultants to, and directors of the Company, and such other persons as the Board or Committee may select, and (b) permit Holders of Options to exercise such Options prior to full vesting therein and hold the Common Shares issued upon exercise of the Option as Common Stock. In either such event, the owner of such Common Stock shall hold such stock subject to such vesting schedule as the Board or Committee may impose or such vesting schedule to which the Option was subject, as determined in the discretion of the Board or Committee.

5.2 Common Stock shall be issued only pursuant to a Common Stock Agreement, which shall be executed by the Common Stockholder and the Company and which shall contain such terms and conditions as the Board or Committee shall determine consistent with this Plan, including such restrictions on transfer as are imposed by the Common Stock Agreement.

5.3 Upon delivery of the shares of Common Stock to the Common Stockholder, below, the Common Stockholder shall have, unless otherwise provided by the Board or Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in the Common Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

5.4. Notwithstanding anything in this Plan or any Common Stock Agreement to the contrary, no Common Stockholders may sell or otherwise transfer, whether or not for value, any of the Common Stock prior to the date on which the Common Stockholder is vested therein.

5.5 All shares of Common Stock issued under this Plan (including any shares of Common Stock and other securities issued with respect to the shares of Common Stock as a result of stock dividends, stock splits or similar changes in the capital structure of the Company) shall be subject to such restrictions as the Board or Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights, transferability of the Common Stock and restrictions based on duration of employment with the Company, Company performance and individual performance; provided that the Board or Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of such restrictions. Common Stock may not be sold or encumbered until all applicable restrictions have terminated or expire. The restrictions, if any, imposed by the Board or Committee or the Board under this Section 5 need not be identical for all Common Stock and the imposition of any restrictions with respect to any Common Stock shall not require the imposition of the same or any other restrictions with respect to any other Common Stock.

5.6 Each Common Stock Agreement shall provide that the Company shall have the right to repurchase from the Common Stockholder the unvested Common Stock upon a termination of employment, termination of directorship or termination of a consultancy arrangement, as applicable, at a cash price per share equal to the purchase price paid by the Common Stockholder for such Common Stock.

5.7 In the discretion of the Board or Committee, the Common Stock Agreement may provide that the Company shall have the a right of first refusal with respect to the Common Stock and a right to repurchase the vested Common Stock upon a termination of the Common Stockholder's employment with the Company, the termination of the Common Stockholder's consulting arrangement with the Company, the termination of the Common Stockholder's service on the Company's Board, or such other events as the Board or Committee may deem appropriate.

5.8 The Board or Committee shall cause a legend or legends to be placed on certificates representing shares of Common Stock that are subject to restrictions under Common Stock Agreements, which legend or legends shall make appropriate reference to the applicable restrictions.

6. Stock Option Terms and Conditions

6.1 Consistent with the Plan's purpose, Stock Options may be granted to non-employee directors of the Company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company.

6.2 All Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the provisions set forth in paragraphs 2 through 11 of this Section 6.

6.3 All Stock Options granted hereunder must be granted within ten years from the earlier of the date of this Plan is adopted or approved by the Company's shareholders.

6.4 No Stock Option granted to any employee or 10% Shareholder shall be exercisable after the expiration of ten years from the date such NQSO is granted. The Committee, in its discretion, may provide that an Option shall be exercisable during such ten year period or during any lesser period of time.

The Committee may establish installment exercise terms for a Stock Option such that the NQSO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase all the Common Shares which such Optionee is entitled to purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such NQSO. The Committee may also accelerate the exercise of any NQSO. However, no NQSO, or any portion thereof, may be exercisable until thirty (30) days following date of grant ("30-Day Holding Period.").

6.5 A Stock Option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise of the Company specifying the number of common shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 6 of this Section 6.

No NQSO or installment thereof shall be exercisable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the NQSO. Until the Common Shares represented by an exercised NQSO are issued to an Optionee, he shall have none of the rights of a shareholder.

6.6 The exercise price of a Stock Option, or portion thereof, may be paid:

A. In United States dollars, in cash or by cashier's check, certified check, bank draft or money order, payable to the order of the Company in an amount equal to the option price; or

B. At the discretion of the Committee, through the delivery of fully paid and nonassessable Common Shares, with an aggregate Fair Market Value on the date the NQSO is exercised equal to the option price, provided such tendered Shares have been owned by the Optionee for at least one year prior to such exercise; or

C. By a combination of both A and B above.

The Committee shall determine acceptable methods for tendering Common Shares as payment upon exercise of a Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an NQSO as it deems appropriate.

6.7 With the Optionee's consent, the Committee may cancel any Stock Option issued under this Plan and issue a new NQSO to such Optionee.

6.8 Except by will or the laws of descent and distribution, no right or interest in any Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or subject to, any lien, obligation or liability of the Optionee. Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent Optionee.

6.9 If the Optionee shall die while associated with the Company or within three months after termination of such association, the personal representative or administrator of the Optionee's estate or the person(s) to whom an NQSO granted hereunder shall have been validly transferred by such personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the NQSO for one year after the date of the Optionee's death, to the extent (i) such NQSO was exercisable on the date of such termination of employment by death, and (ii) such NQSO was not exercised, and (iii) the exercise period may not be extended beyond the expiration of the term of the Option.

No transfer of a Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferee of the terms and conditions by such Stock Option.

In the event of death following termination of the Optionee's association with the Company while any portion of an NQSO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Stock Option.

6.10 Any Optionee who disposes of Common Shares acquired on the exercise of a NQSO by sale or exchange either (i) within two years after the date of the grant of the NQSO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be Common by applicable provisions of the Securities Act of 1933, as amended.

7. Adjustments or Changes in Capitalization

7.1 In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B. Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO's but by an adjustment in the price for each share covered by such NQSO's; or

C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2 The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

8. Merger, Consolidation or Tender Offer

8.1 If the Company shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Company, each outstanding Stock Option shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the NQSO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

8.2 In the event that:

A. Any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

C. There shall be a sale of all or substantially all of the assets of the Company;

any then outstanding Stock Option held by an Optionee, who is deemed by the Committee to be a statutory officer ("Insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such Stock Option, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such NQSO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its Stock Option status, times the number of Common Shares covered by the NQSO or portion thereof, or (ii) in the case of an event covered by B or C above, the aggregate Fair Market Value of the Common Shares covered by the Stock Option, as determined by the Committee at such time.

8.3 Any payment which the Company is required to make pursuant to paragraph 8.2 of this Section 8 shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the shares covered by an NQSO as results from multiplying such shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer shall be used to determine the payment thereupon. To the extent that all or any portion of a Stock Option shall be affected by this provision, all or such portion of the NQSO shall be terminated.

8.4 Notwithstanding paragraphs 8.1 and 8.3 of this Section 8, the Committee may, by unanimous vote and resolution, unilaterally revoke the benefits of the above provisions; provided, however, that such vote is taken no later than ten business days following public announcement of the intent of an offer or the change of control, whichever occurs earlier.

9. Amendment and Termination of Plan

9.1 The Board may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interest of the Company.

9.2 No amendment, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any Stock Option theretofore granted to him under the Plan.

9.3 The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

9.4 No NQSO may be granted during any suspension of the Plan or after termination of the Plan.

10. Government and Other Regulations

10.1 The obligation of the Company to issue, transfer and deliver Common Shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, as amended, upon exercise of any Stock Option, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, take any other affirmative action in order to cause the exercise of a Stock Option or the issuance of Common Shares pursuant thereto to comply with any law or regulation of any government authority.

11. Miscellaneous Provisions

11.1 No person shall have any claim or right to be granted a Stock Option or Common Stock under the Plan, and the grant of an NQSO or Common Stock under the Plan shall not be construed as giving an Optionee or Common Stockholder the right to be retained by the Company. Furthermore, the Company expressly reserves the right at any time to terminate its relationship with an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein, in an option agreement, or in any agreement between the Company and the Optionee.

11.2 Any expenses of administering this Plan shall be borne by the Company.

11.3 The payment received from Optionee from the exercise of Stock Options under the Plan shall be used for the general corporate purposes of the Company.

11.4 The place of administration of the Plan shall be in the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

11.5 Without amending the Plan, grants may be made to persons who are foreign nationals or employed outside the United States, or both, on such terms and conditions, consistent with the Plan's purpose, different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to create equitable opportunities given differences in tax laws in other countries.

11.6 In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Stock Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel acceptable to the Optionee, before such Committee member undertakes to handle and defend it on his own behalf.

11.7 Stock Options may be granted under this Plan from time to time, in substitution for stock options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of the assets of the employing corporation or the acquisition by the Company of stock of the employing corporation as a result of which it becomes a subsidiary of the Company. The terms and conditions of such substitute stock options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board of Directors of the Company at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but no such variations shall be such as to affect the status of any such substitute stock options as a stock option under Section 422A of the Code.

11.8 Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, insider trading in the Company's stock, commission of a felony or proven dishonesty in the course of his association with the Company or any subsidiary corporation which damaged the Company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised Stock Options and all exercised NQSO's under which the Company has not yet delivered the certificates and which have been earlier granted to the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final. No decision of the Committee, however, shall affect the finality of the discharge of such Optionee by the Company or any subsidiary corporation in any manner.

12. Written Agreement

12.1 Each Stock Option granted hereunder shall be embodied in a written Stock Option Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by the President or any Vice President of the Company, for and in the name and on behalf of the Company. Such Stock Option Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.

Number of Shares: ________	Date of Grant:___________

FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made this ________ day of 200__ , between __________________ (the "Optionee"), and International Sports and Media Group, Inc. (the "Company").

1. Grant of Option

The Company, pursuant to the provisions of the 2004 NON-QUALIFIED STOCK & STOCK OPTION PLAN (the "Plan"), adopted by the Board of Directors on ____________, 2004, the Company hereby grants to the Optionee, subject to the terms and conditions set forth or incorporated herein, an option to purchase from the Company all or any part of an aggregate of _________ shares of its $.001 par value common stock, as such common stock is now constituted, at the purchase price of $_____ per share. The provisions of the Plan governing the terms and conditions of the Option granted hereby are incorporated in full herein by reference.

2. Exercise

The Option evidenced hereby shall be exercisable in whole or in part on or after __________________ and on or before _______________ , provided that the cumulative number of shares of common stock as to which this Option may be exercised (except in the event of death, retirement, or permanent and total disability, as provided in paragraph 6.9 of the Plan) shall not exceed the following amounts:

Cumulative Number of Shares	Prior to Date (Note Inclusive of)

The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Company of (i) written notice of election to exercise, in the form set forth in Attachment B hereto, specifying the number of shares to be purchased; (ii) accompanied by payment of the full purchase price thereof in cash or certified check payable to the order of the Company, or by fully paid and nonassessable common stock of the Company properly endorsed over to the Company, or by a combination thereof, and (iii) by return of this Stock Option Agreement for endorsement of exercise by the Company on Schedule I hereof. In the event fully paid and nonassessable common stock is submitted as whole or partial payment for shares to be purchased hereunder, such common stock will be valued at their Fair Market Value (as defined in the Plan) on the date such shares received by the Company are applied to payment of the exercise price.

3. Transferability

The Option evidenced hereby is not assignable or transferable by the Optionee other than by the Optionee's will or by the laws of descent and distribution, as provided in paragraph 6.9 of the Plan. The Option shall be exercisable only by the Optionee during his lifetime.

International Sports and Media Group, Inc. By: Name: Title:

ATTEST:

________________________________
Secretary

Optionee hereby acknowledges receipt of a copy of the Plan, attached hereto and accepts this Option subject to each and every term and provision of such Plan. Optionee hereby agrees to accept as binding, conclusive and final, all decisions or interpretations of the of the Board of Directors administering the Plan on any questions arising under such Plan. Optionee recognizes that if Optionee's employment with the Company or any subsidiary thereof shall be terminated without cause, or by the Optionee, prior to completion or satisfactory performance by Optionee (except as otherwise provided in paragraph 6 of the Plan) all of the Optionee's rights hereunder shall thereupon terminate; and that, pursuant to paragraph 6 of the Plan, this Option may not be exercised while there is outstanding to Optionee any unexercised Stock Option granted to Optionee before the date of grant of this Option.

Dated: ___________________	_____________________ Optionee
_____________________ Print Name _____________________ Address _____________________ Social Security No.

ATTACHMENT B

NOTICE OF EXERCISE

To: International Sports and Media Group, Inc.

(1) The undersigned hereby elects to purchase ________ shares of Common Shares (the "Common Shares"), of International Sports and Media Group, Inc. pursuant to the terms of the attached Non-Qualified Stock Option Agreement, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Common Shares in the name of the undersigned or in such other name as is specified below:

_______________________________ (Name) _______________________________ (Address) _______________________________

Dated: _______________

______________________________ Signature

Optionee: ___________________	Date of Grant: ______________

 SCHEDULE I

DATE	SHARES PURCHASED	PAYMENT RECEIVED	UNEXERCISED SHARES REMAINING	ISSUING OFFICER INITIALS

10.2 Employment Agreement with Gordon F. Lee

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into to be effective as of October 5, 2004 by International Sports and Media Group, Inc., a Nevada corporation (the "Company") and Gordon F. Lee (the "Executive").

WHEREAS, the Company desires to retain the services of the Executive as Chief Executive Officer of the Company and the Executive desires to render such services on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Employment Term. The Company employs the Executive and the Executive accepts employment by the Company, upon the terms and subject to the conditions set forth in this Agreement, until September 30, 2006; provided, however, that such employment may be sooner terminated pursuant to the terms of this Agreement.

2. Management of the Company. The Executive shall devote the Executive's time, best efforts, attention and skill to, and shall perform faithfully, loyally and efficiently the Executive's duties as President of the Company. Further, the Executive will punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter reasonably establish governing the Executive's conduct and the conduct of the Company's business which are consistent with this Agreement.

3. Compensation; Benefits. In consideration of the services rendered to the Company by the Executive, the Company shall pay the Executive a salary at the annual rate of $360,000 (the "Salary"). The Salary shall be payable in accordance with the normal payroll practices of the Company then in effect. The Salary, and all other forms of compensation paid to the Executive hereunder, shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Executive shall be solely responsible for income taxes imposed on the Executive by reasons of any cash or non-cash compensation and benefits provided by this Agreement.

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In addition to the Salary, during the Employment Term, the Executive shall be entitled to: (i) all legal and religious holidays and two (2) weeks paid vacation per annum; (ii) participate in all employee benefit plans and/or arrangements adopted by the Company relating to pensions, hospital, medical, dental, disability and life insurance, deferred salary and savings plans, and other similar employee benefit plans or arrangements to the extent that the Executive meets the eligibility requirements for any such plan as in effect from time to time; (iii) payment by the Company directly, or reimbursement by the Company for, reasonable and customary business and out-of-pocket expenses incurred by the Executive in connection with the performance by the Executive of the Executive's duties under this Agreement in accordance with the Company's policies and practices for reimbursement of such expenses, as in effect from time to time, including, without limitation, reasonable and necessary travel, lodging, entertainment and meals incurred by the Executive in furtherance of the Company's business and at the Company's request.

Bonuses. The Company and the Executive agree that the Executive shall be entitled to a one time signing bonus of 10,000,000 shares of the Company's common stock from the Company's Stock Plan. The Company agrees to promptly register the shares at it own expense. Furthermore, the Company and the Executive agree that the Executive shall be entitled to periodic bonus compensation based upon the discretion of the Company's board of directors.

Securities in Lieu of Cash. The Company and the Executive agree that the if the Executive elects to accept shares of the Company's restricted common stock as compensation in lieu of cash during the term of this Agreement, that during the first three months of this Agreement, the price per share of the Company's common stock shall be set at $0.01 per share for the purpose of determining the amount of shares the Executive can elect to receive as compensation in lieu of cash. During the remainder of this Agreement, the price per share of the Company's common stock shall be set by the Company's board of directors, but in no event shall the price per share be set by the board in an amount greater than 50% of the 30 day closing bid price of the Company's common stock as reported by the National Quotation Bureau for the 30 trading days immediately before the Executive's election to accept securities in lieu of cash.

4. Termination of Employment. The Executive's employment hereunder shall terminate upon the earliest to occur of any the following events, on the dates and at the times specified below:

(i) the close of business on September 30, 2006 (the "Expiration Date");

(ii) the close of business on the date of the Executive's death ("Death");

(iii) the close of business on the Termination Date (as defined below) specified in the Notice of Termination (as defined below) which the Company shall have delivered to the Executive due to the Executive's Disability. "Disability" shall mean if (i) the Executive is absent from work for 30 calendar days in any twelve-month period by reason of illness or incapacity whether physical or otherwise) or (ii) the Company reasonably determines that the Executive is unable to perform his duties, services and responsibilities by reason of illness or incapacity (whether physical or otherwise) for a total of 30 calendar days in any twelve-month period during the Employment Term. The Executive agrees, in the event of any dispute under this Section, and after receipt by the Executive of such Notice of Termination from the Company, to submit to a physical examination by a licensed physician selected by the Company. The Executive may seek a second opinion from a licensed physician acceptable to the Company. If the results of the first examination and the second examination are different, a licensed physician selected by the physicians who have performed the first and second examinations shall perform a third physical examination of the Executive, the result of which shall be determinative for purposes of this Section;

(iv) the close of business on the Termination Date specified in the Notice of Termination which the Executive shall have delivered to the Company to terminate his employment ("Voluntary Termination");

(v) the close of business on the Termination Date specified in the Notice of Termination which the Company shall have delivered to the Executive to terminate the Executive's employment for Cause. "Cause" as used herein means termination based on (i) the Executive's material breach of this Agreement, (ii) conviction of the Executive for (a) any crime constituting a felony in the jurisdiction in which committed, (b) any crime involving moral turpitude whether or not a felony), or (c) any other criminal act against the Company involving dishonesty or willful misconduct intended to injure the Company (whether or not a felony), (iii) substance abuse by the Executive, (iv) the failure or refusal of the Executive to follow one or more lawful and proper directives of the Board of Directors delivered to the Executive in writing, or (v) willful malfeasance or gross misconduct by the Executive which discredits or damages the Company.

Any purported termination by the Company or the Executive (other than by reason of Death or on the Expiration Date) shall be communicated by written Notice of Termination to the other. As used herein, the term "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. After receipt of a Notice of Termination, the Executive shall continue to be available to the Company on a part-time basis at reasonable and customary hourly rates to assist in the necessary transition.

As used herein, the term "Termination Date" shall mean, (i) in the case of Death, the date of the Executive's death, (ii) in the case of expiration of the term hereof, the Expiration Date, or (iii) in all other cases, the date specified in the Notice of Termination.

5. Employee Covenants.

Trade Secrets and Proprietary Information. The Executive agrees and understands that due to the Executive's position with the Company, the Executive will be exposed to, and has received and will receive, confidential and proprietary information of the Company or relating to the Company's business or affairs collectively, the "Trade Secrets"), including but not limited to technical information, product information and formulae, processes, business and marketing plans, strategies, customer information, other information concerning the Company's services or products, promotions, development, financing, expansion plans, business policies and practices and other forms of information considered by the Company to be proprietary and confidential and in the nature of trade secrets.

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6. Representations and Warranties of the Executive. The Executive represents and warrants to the Company that:

(i) The Executive's employment by the Company as contemplated will not conflict with, and will not be constrained by, any prior or current employment, consulting agreement or relationship, whether written or oral; and

(ii) The Executive does not possess confidential information arising out of any employment, consulting agreement or relationship with any person or entity other than the Company which could be utilized in connection with the Executive's employment by the Company.

7. Binding Effect or Assignment. This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, executors, representatives, states, successors and assigns, including any successor or assign to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise; provided, however, that the Executive, or any beneficiary or legal representative of the Executive, shall not assign all or any portion of the Executive's rights or obligations under this Agreement without the prior written consent of the Company.

8. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt.

9. Amendment and Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by each of the Executive and the Company. No such waiver or discharge by either party hereto at any time or any waiver or discharge of any breach by the other party hereto of, or compliance with, any condition or provision of this agreement to be performed by such other party, shall be deemed a waiver or discharge of similar or dissimilar provisions or conditions, or a waiver or discharge of any breach of any provisions, at the same or at any prior or subsequent time.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of California without giving effect to the conflict of law principles of that state.

11. Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other portion of this Agreement, and this Agreement shall be construed as if such provision had never been contained herein.

12. Withholding Taxes. Notwithstanding anything contained herein to the contrary, all payments required to be made hereunder by the Company to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable federal, state or local law or regulation.

13. Arbitration of Disputes. The parties hereto mutually consent to the resolution by arbitration of all claims and controversies arising out of or relating to this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements, written or oral, understandings and arrangements, either oral or written, between the parties with respect to the subject matter, and shall, as of the date hereof, constitute the only employment agreement between the parties.

16. Further Assurances. Each party shall do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated.

17. Construction. The headings in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

"Company" By: /s/Yan K. Skwara Name: Yan K. Skwara Title: President "Executive" By:/s/ Gordon F. Lee Name: Gordon F. Lee

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10.3 - Employment Agreement with Yan Skwara

Employment contract for, Yan Skwara, as Chief Executive Officer of International Sports and Media Group, Inc.

International Sports and Media Group, Inc., will pay Yan Skwara a salary of $10,833 per month. Mr. Skwara's workweek will consist of time both in and away from the corporate offices. It is anticipated that no less than 35 hours per week and no more than 50 hours per week will be required of Mr. Skwara. If Mr. Skwara works less than 30 hours in any week he will be required to use vacation/personal time off hours or have his salary for the pay period reduced by the appropriate amount based on his average monthly salary. If Mr. Skwara is required to work more than 60 hours per week his vacation/personal time account will be credited at a rate of one and one half (1.5) hours for each three (3) hours over 55 worked in said week

Mr. Skwara will receive one and one half (1.5) hours of vacation/pto for each sixty (60) hours worked performed, this amount will be credited once each calendar month. Mr. Skwara will be credited with Fifteen (15) hours of PTO at the commencement of this contract.

In the event that ISMG cannot fully meet it's monthly financial obligations to Mr. Skwara within the terms of this contract, the unpaid cash portions may be credited to an accrual account from which Mr. Skwara may draw as corporate finances permit. Any accrued monies not dispersed within one calendar year of accrual date will begin to accrue interest at the rate of 10% per year.

In addition to base salary, bonuses for reaching specified milestones will be paid as cash or stock and/or stock options.

Upon the successful opening of the first All American Burger for International Sports and Media Group, Inc. Mr. Skwara will receive Two Thousand ($2000) dollars.

For each additional All American Burger unit opened, be it corporate or franchised, Mr. Paul will be paid Five Hundred Dollars ($500).

Additional Milestones will be added as the Board of Directors Sees Fit

Additionally ISMG will compensate Mr. Skwara for work done prior to the effective date of this contract, this compensation will be in cash and/or shares in ISMG.

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1

In consideration of the above Mr. Skwara will oversee all of ISMG's current and future holdings. Providing daily leadership and guidance to the Company. Mr. Skwara will be responsible for all daily operations of ISMG and will insure the synergistic operation of any and all divisions of ISMG. Mr. Skwara will serve as chairman of the ISMG board of directors as part of his duties. Mr. Skwara will receive and complete additional duties, to keep ISMG competitive and help grow the company, as assigned, in writing by Board of directors. Within Three (3) months of acceptance of this contract Mr. Skwara will devise and by implement a financial controls plan that will allow for complete tracking of all revenue and expenses.

The term of this contract shall be two (2) year2. Beginning June 15th, 2004

The terms of this contract are to be held individually and any terms that are held to be invalid or unlawful will not be considered to invalidate the remaining terms of the contract.

This contract may be modified by mutual consent, in writing, without effecting the unmodified portions.

It is the intention of both parties to this contract that Mr. Skwara exercise his best judgment in the interest of the company and of the shareholders within the bounds of law. However, as an employee of ISMG he will not be held personally liable for his actions in the interest of the company and he will be defended vigorously at corporate expense

This contract is agreed to by.

Brad Smith, Director, International Sports and Media Group

______________________________ Dated July 7, 2004

Lonn Paul, (for the Board of Directors) Corporate Secretary of International Sports and Media Group

______________________________ Dated ________, 2004

Yan Skwara

______________________________ Dated July 7, 2004

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23.2 - Consent of HJ Associates & Consultants LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of International Sports and Media Group, Inc.
San Diego, California

We hereby consent to the inclusion by reference of our audit report dated March 25, 2004, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, of International Sports and Media Group, Inc., for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP
Salt Lake City, Utah
December 9, 2004